UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2020

HUBBELL INCORPORATED

(Exact name of registrant as specified in its charter)

Connecticut	1-2958	06-0397030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Waterview Drive Shelton, Connecticut	06484
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (475) 882-4000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - par value $0.01 per share	HUBB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On December 29, 2020, Hubbell Incorporated (the “Company”) adopted a revised Code of Business Conduct and Ethics (the “Code of Conduct”) as part of the Company’s ongoing review of its governing documents and policies. The Code of Conduct applies to all directors, officers, and employees of the Company and its subsidiaries, establishing basic standards of business practice, as well as professional and personal conduct that are expected of all covered persons. The Code of Conduct was revised to update the introductory letter from the Company’s new President and Chief Executive Officer, as well as to make additional updates to reflect current best practices and to strengthen the Code of Conduct. The adoption of a revised Code of Conduct did not relate to or result in any waiver, whether explicit or implicit, of any provision of the existing Code of Conduct.

A copy of the revised Code of Conduct is available on the Company’s website at www.hubbell.com, under the “Governance” tab of the “Investor Relations” menu. The foregoing description of the Code of Conduct is qualified in its entirety by reference to the full text of the Code of Conduct, which is incorporated herein by reference. The other contents of the Company’s website are not incorporated by reference in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUBBELL INCORPORATED

By:	/s/ Katherine A. Lane
Name:	Katherine A. Lane
Title:	Vice President, General Counsel and Secretary

Date: December 30, 2020